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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Hallwood Energy Partners, L.P. on Form S-3 of our report dated February 28, 1997, included and incorporated by reference in the Annual Report on Form 10-K of Hallwood Energy Partners, L.P. for the year ended December 31, 1996, and to the use of our report dated February 28, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Denver, Colorado


October 29, 1997